UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Synaptics Incorporated
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 18, 2005

     The Annual Meeting of Stockholders of Synaptics Incorporated, a Delaware corporation, will be held at 1:00 p.m., on Tuesday, October 18, 2005, in the San Jose Room at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054 for the following purposes:
     1. To elect two directors to serve for three-year terms expiring in 2008.
     2. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending June 24, 2006.
     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on September 1, 2005 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if the stockholder previously has returned a proxy.

Sincerely,

/s/Russell J. Knittel

Santa Clara, California	Russell J. Knittel
September 21, 2005	Secretary

SYNAPTICS INCORPORATED
3120 Scott Blvd., Suite 130
Santa Clara, California 95054

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Synaptics Incorporated, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Tuesday, October 18, 2005 at 1:00 p.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held in the San Jose Room at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054.
     These proxy solicitation materials were first mailed on or about September 21, 2005 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on September 1, 2005, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 24,184,087 shares of our common stock, $0.001 par value per share.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the two persons receiving the highest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected as directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock of our company present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending June 24, 2006.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees for directors set forth in this proxy statement; (2) “for” the ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending June 24, 2006; and (3) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.
Revocability of Proxies
     Any stockholder giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2005 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Compensation Committee Report on Executive Compensation,” “Audit Committee Report,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended June 25, 2005 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Currently, the number of directors is fixed at five and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Frances F. Lee and Richard L. Sanquini for election as Class 3 directors for three-year terms expiring in 2008 or until their successors have been elected and qualified.
     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Lee and Sanquini currently are directors of our company. In the event that Mr. Lee or Mr. Sanquini is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that either Mr. Lee or Mr. Sanquini will be unable or will decline to serve as a director.
     The Board of Directors recommends a vote “for” the nominees named herein.

     The following table sets forth certain information regarding our directors and the nominees for directors:

Name	Age	Position	Term Expires
Federico Faggin	63	Chairman of the Board	2007
Francis F. Lee	53	President, Chief Executive Officer, and Director	2005
Keith B. Geeslin	52	Director	2006
Richard L. Sanquini	70	Director	2005
W. Ronald Van Dell	48	Director	2007
     Federico Faggin co-founded our company and has served as its Chairman of the Board since January 1999. He served as a director, President, and Chief Executive Officer of our company from March 1987 to December 1998. Mr. Faggin is currently President, Chief Executive Officer, and a director of Foveon, Inc., a private company that develops advanced image sensing technology. He is also a director of Zilog, Inc., a public company that is a designer, manufacturer, and marketer of integrated microcontroller products. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and Zilog, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor and led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. He is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted in the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. He also holds honorary doctorate degrees in computer science from the University of Milan, Italy and in electrical engineering from the University of Rome, Italy.
     Francis F. Lee has been a director and the President and Chief Executive Officer of our company since December 1998 and currently serves as a director of Foveon, Inc. He was a consultant from August 1998 to November 1998. From May 1995 until July 1998, Mr. Lee served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee holds a Bachelor of Science degree, with honors, in electrical engineering from the University of California at Davis.
     Keith B. Geeslin has been a director of our company since 1986. Mr. Geeslin has been a General Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological, and operational inflection points, since January 2004. From 2001 until October 2003, Mr. Geeslin served as Managing General Partner of the Sprout Group, a venture capital firm, with which he became associated in 1984. In addition, Mr. Geeslin served as a general or limited partner in a series of investment funds associated with the Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. Mr. Geeslin is also a director of several privately held companies. He has also served as a director of the Western Association of Venture Capitalists. Mr. Geeslin holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Engineering and Economic Systems from Stanford University and a Masters of Arts degree in Philosophy, Politics, and Economics from Oxford University.
     Richard L. Sanquini has been a director of our company since 1994. Mr. Sanquini is chairman of the board at PortalPlayer, Inc., a public company that designs, develops and markets personal media player solutions. Mr. Sanquini retired from National Semiconductor as Senior Vice President in January 2000. Mr. Sanquini had been with National Semiconductor since 1980, except for between March 1989 and December 1989, when he served as President and Chief Executive Officer of Information Storage Devices, a semiconductor company. Mr. Sanquini serves on the boards of ZiLOG, Inc., LitePoint Corp., a private company, and FyreStorm Inc., a private company. Mr. Sanquini holds a Bachelor of Science degree in electrical engineering from the Milwaukee School of Engineering, Wisconsin.
     W. Ronald Van Dell has been a director of our company since April 2002. Mr. Van Dell has been President and Chief Executive Officer of Primarion, Inc., a mixed signal semiconductor company, since March 2004. Mr. Van Dell served as the President and Chief Executive Officer of Legerity, a fabless analog/mixed-signal semiconductor company, from December 2000 until February 2004. Prior to joining Legerity, from July 1999 until December 2000, Mr. Van Dell served as General Manager for Dell Computer’s Dimension product line. Prior to joining Dell Computer, Mr. Van Dell served from November 1997 until July 1999 as Vice President and General Manager of the communication integrated circuit business, and from August 1995 until October 1997 as Vice President and General Manager of worldwide marketing and sales, for Harris Semiconductor (now Intersil Corporation). Mr. Van Dell has been a member of the Switzerland-based World Economic Forum and holds a Bachelor of Science degree in electrical engineering from Michigan Technological University.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Faggin, Geeslin, Sanquini, and Van Dell are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Lee is an employee director.
     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.synaptics.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The Chairman of the Board of Directors presides at such executive sessions. In his absence, the presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Synaptics Incorporated c/o any specified individual director or directors at the company address listed herein. Any such letters are forwarded to the indicated directors.
     The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Geeslin, Sanquini, and Van Dell, each of whom is an independent director of our company under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Geeslin (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Geeslin serves as the Chairman of the Audit Committee.
     The Compensation Committee
     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Faggin, Geeslin, and Sanquini, with Mr. Sanquini serving as Chairman.
     The Nominations and Corporate Governance Committee
     The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Faggin, Geeslin, and Van Dell, with Mr. Faggin serving as Chairman.
     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at the company address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.
     The Board of Directors held a total of eight meetings during the fiscal year ended June 25, 2005. The Audit Committee held four meetings during the fiscal year ended June 25, 2005. The Compensation Committee held a total of four meetings during the fiscal year ended June 25, 2005. The Nominations and Corporate Governance Committee held no meetings during the fiscal year ended June 25, 2005. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2005, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2005.
Director Compensation
     We pay each non-employee director an annual retainer of $10,000 in cash or stock at the director’s election, provided such election is made six months in advance of the annual retainer payment date. We also pay a fee of $2,000 to each non-employee director for attendance at each board meeting in person and $500 for attendance at each board meeting by teleconference as well as a fee of $1,000 (or $2,000 for the committee chair) for each committee meeting attended. In addition, directors are eligible to receive annual grants of options to purchase our common stock under our 2001 incentive compensation plan, with the option grant for the Chairman of the Board fixed at 18,750 shares and the option grants to other non-employee directors fixed at 12,500 shares. Newly elected non-employee directors receive an initial option grant to purchase 50,000 shares of our common stock in lieu of any annual option grant during the first year of service. We reimburse non-employee directors for their expenses for attending board and committee meetings.
     During fiscal 2005, we granted options to purchase shares of common stock to the following non-employee directors: options to purchase 18,750 shares at an exercise price of $30.26 were granted to Mr. Faggin; options to purchase 12,500 shares at an exercise price of $30.26 per share were granted to Mr. Geeslin; options to purchase 12,500 shares at an exercise price of $30.26 were granted to Mr. Sanquini; and options to purchase 12,500 shares at an exercise price of $30.26 were granted to Mr. Van Dell. Twenty-five percent of the options granted to each director will vest and become exercisable on the first anniversary of the date of grant, and options to purchase 1/48th of the total number of options granted to each director will vest and become exercisable each month thereafter.
EXECUTIVE COMPENSATION
     The following table sets forth, for the fiscal periods indicated, the total compensation earned for services provided to us in all capacities by our Chief Executive Officer and our four next most highly compensated executive officers whose aggregate compensation exceeded $100,000 during fiscal 2005, whom we refer to as the named executive officers.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
				Securities	All Other
	Annual Compensation(1)			Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)(2)	($)
Francis F. Lee	2005	$295,000	$770,000	200,000	$28,534	(4)
President and Chief Executive	2004	280,000	470,000	200,000	800	(3)
Officer	2003	278,000	175,000	200,000	—

Donald E. Kirby	2005	$230,000	$326,000	50,000	$23,363	(5)
Senior Vice President and	2004	221,000	200,000	50,000	651	(3)
General Manager PC Products	2003	213,000	75,000	50,000	—

Russell J. Knittel	2005	$220,000	$335,000	55,000	$2,267	(3)
Senior Vice President, Chief	2004	210,000	210,000	55,000	1,050	(3)
Financial Officer, Chief	2003	208,000	74,000	50,000	—
Administrative Officer, and Secretary

Shawn P. Day, Ph.D.	2005	$190,000	$218,000	25,000	$64,484	(6)
Vice President of Research	2004	185,000	131,000	30,000	660	(3)
and Development	2003	183,000	46,000	20,000	—

Thomas D. Spade	2005	$422,800	—	30,000	$16,597	(7)
Vice President of Worldwide	2004	325,401	—	30,000	702	(3)
Sales	2003	259,108	—	30,000	—

(1)	Executive officers received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus during fiscal 2005.

(2)	The exercise price of all stock options granted was equal to the fair market value of our common stock on the date of grant.

(3)	Amounts shown represent matching contributions to our company’s 401(k) Plan.

(4)	Amount shown includes $26,384 of accrued vacation payout and $2,150 of matching contributions to our company’s 401(k) plan.

(5)	Amount shown includes $21,037 of accrued vacation payout and $2,326 of matching contributions to our company’s 401(k) plan.

(6)	Amount shown includes $62,524 of accrued vacation payout and $1,960 of matching contributions to our company’s 401(k) plan.

(7)	Amount shown includes $14,629 of accrued vacation payout and $1,968 of matching contributions to our company’s 401(k) plan.

Option Grants
     The table below provides information about the stock options granted to the named executive officers during the fiscal year ended June 25, 2005. These options were granted under our 2001 incentive compensation plan and have a term of 10 years. The options may terminate earlier if the optionholder stops providing services to us.
     The percentage of total options in the table below was calculated based on options to purchase an aggregate of 1,270,900 shares of our common stock granted to our employees in fiscal 2005.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
	Number of	Percent of Total			Value at Assumed
	Securities	Options			Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term(2)
Name	Granted(#)(1)	Fiscal Year	Price($/Sh)	Date	5%	10%
Francis F. Lee	200,000	15.7%	$30.26	01/18/2015	$3,806,070	$6,065,896
Donald E. Kirby	50,000	3.9%	$18.26	07/20/2014	$574,181	$915,096
Russell J. Knittel	55,000	4.3%	$18.26	07/20/2014	$631,599	$1,006,606
Shawn P. Day, Ph.D.	25,000	2.0%	$18.26	07/20/2014	$287,090	$457,548
Thomas D. Spade	30,000	2.4%	$18.26	07/20/2014	$344,508	$549,058

(1)	Twenty-five percent of the options granted to each of the named officers will vest and become exercisable on the first anniversary of the date of grant, and 1/48th of the total number of options granted to each of the named officers will vest and become exercisable each month thereafter.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our company’s common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Option Exercises and Option Holdings
     The following table describes, for the named executive officers, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2005 and the exercisable and unexercisable options held by them as of June 25, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares Acquired on		Options at June 25, 2005 (#)		June 25, 2005 ($) (1)
	Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Francis F. Lee	90,000	$2,319,614	784,998	550,002	$13,980,841	$3,337,859
Donald E. Kirby	74,500	$1,565,596	200,936	94,065	$3,176,089	$714,831
Russell J. Knittel	87,000	$1,996,785	132,061	100,939	$2,060,578	$750,202
Shawn P. Day, Ph.D.	55,000	$1,461,500	73,332	61,668	$1,147,956	$537,444
Thomas D. Spade	47,000	$1,085,137	28,005	69,586	$396,999	$597,445

(1)	Calculated based upon the June 24, 2005, Nasdaq National Market closing price of $21.32 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment Agreements
     We have no written employment contracts with our executive officers or directors. We do have, however, Change of Control and Severance Agreements or signed terms-and-conditions agreements with certain employees. We offer our employees a 401(k) match and an employee stock purchase plan, as well as medical, dental, vision, life, and disability insurance benefits. Our executive officers and other key personnel are eligible to receive incentive bonuses and are eligible to receive stock options under our incentive compensation plans.
Severance Policy
     We maintain a severance policy for certain executive officers designated by our Board of Directors and who have completed at least one full year of employment with our company. Under the policy, we will pay base salary and targeted bonus and maintain benefits following a termination of employment without cause for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers and continue to vest stock options for one year in the case of the Chief Executive Officer and six months in the case of the other designated executive officers unless the options provide otherwise. In the event of death, we will pay to the estate of the executive the executive’s base salary and targeted bonus for one year in the case of the Chief Executive Officer and 50% of the base salary and targeted bonus in the case of the other designated executive officers. Messrs. Lee, Kirby, and Knittel currently are subject to the severance policy.
     At the commencement of his employment in April 2000, our company agreed to provide Mr. Knittel with six months severance pay in the event of a change of control or a constructive termination as a result of reduced responsibilities or stature within our company. In addition, various outstanding stock options held by certain executive officers are not covered by the severance policy. Messrs. Lee, Kirby, and Knittel hold options for 200,000, 50,000, and 50,000 shares, respectively, that provide for immediate vesting of 100% of unvested options upon a change of control. Messrs. Lee, Kirby and Knittel also hold options for 400,000, 150,000, and 165,000 shares, respectively, that provide for vesting upon a change of control in accordance with the terms of the Change of Control and Severance Agreements described below.
Change of Control and Severance Agreements
     We are a party to a Change of Control and Severance Agreement with each of Francis F. Lee, Donald J. Kirby, and Russell J. Knittel. The agreements become effective upon a change of control of our company as defined in the agreements. Under the agreements, each of the executives has agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreements provide for the payment by our company, for one year after termination of employment by our company without good cause or by the executive for good reason, as defined in the agreements, or by the executive for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of two times the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two years prior to such termination or the base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Kirby and Knittel. In the case of such termination, the agreements also provide for the continuation of insurance coverage on the executive and the executive’s family for two years in the case of Mr. Lee and one year in the case of Messrs. Kirby and Knittel. In addition, the agreements provide for the continuation of base salary payments and benefit coverage for the executive’s family for a period of 12 months after the death of the executive and for the payment in the event of disability of a lump sum equal to the greater of two times the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Mr. Lee and the greater of the average of the base salary and bonus for the two fiscal years prior to such termination or the executive’s base salary and targeted bonus for the fiscal year in which such termination occurs in the case of Messrs. Kirby and Knittel. The agreements provide that in the event of a change of control 50% of unvested options vest immediately and the remaining 50% of unvested options vest immediately if the executive is terminated by our company without good cause or by the executive for good reason. All vested options, including those vesting under the terms of the agreements, will be exercisable during their full term in the event of a change of control.

Indemnification Under our Certificate of Incorporation and Bylaws
     Our certificate of incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
1996 Stock Option Plan
     Our 1996 stock option plan provides for the grant of incentive stock options to employees, including employee directors, and of nonstatutory stock options to employees, directors, and consultants. The purposes of the 1996 stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 1996 stock option plan was originally adopted by our Board of Directors in December 1996 and approved by our stockholders in November 1996. The 1996 stock option plan provides for the issuance of options and rights to purchase up to 5,380,918 shares of our common stock. Unless terminated earlier by the Board of Directors, the 1996 stock option plan will terminate in December 2006. As of June 25, 2005, options to purchase 1,537,101 shares of our common stock were outstanding under the 1996 stock option plan and 3,521,156 shares had been issued upon exercise of outstanding options.
2000 Nonstatutory Stock Option Plan
     Our 2000 nonstatutory stock option plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 2000 nonstatutory stock option plan are to attract and retain the best available personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2000 nonstatutory stock option plan was adopted by our Board of Directors in September 2000. The 2000 nonstatutory stock option plan provides for the issuance of options to purchase up to 200,000 shares of our common stock. Unless terminated earlier by the Board of Directors, the 2000 nonstatutory stock option plan will terminate in September 2010. As of June 25, 2005, options to purchase 108,334 shares of our common stock were outstanding under the 2000 nonstatutory stock option plan and 55,999 shares had been issued upon exercise of outstanding options.
     The 2000 nonstatutory stock option plan may be administered by the Board of Directors or a committee of the board, each known as the administrator. The administrator determines the terms of options granted under the 2000 nonstatutory stock option plan, including the number of shares subject to the award, the exercise or purchase price, the vesting and/or exercisability of the award, and any other conditions to which the award is subject. The exercise price for any options granted under the 2000 nonstatutory stock option plan may be paid in cash, in shares of our common stock valued at fair market value on the exercise date, or in any other form of legal consideration that may be acceptable to the Board of Directors or administrator in their discretion. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options by allowing such individuals to deliver an interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase. The term of options granted under the 2000 nonstatutory stock option plan may not exceed 10 years.
     If our company or its business is acquired by another corporation, we would expect that options outstanding under the 2000 nonstatutory stock option plan at the time of the transaction would be assumed or replaced with substitute options by our acquiror. If our acquiror did not agree to assume or replace outstanding awards, all options would terminate upon consummation of the acquisition. Outstanding awards and the number of shares remaining available for issuance under the 2000 nonstatutory stock option plan will be adjusted in the event of a stock split, stock dividend, or other similar change in our capital stock. The administrator has the authority to amend or terminate the 2000 nonstatutory stock option plan, but no action may be taken that impairs the rights of any holder of an outstanding option without the holder’s consent.
2001 Incentive Compensation Plan
     Our 2001 incentive compensation plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2001 incentive compensation plan was adopted by our Board of Directors in March 2001 and approved by our stockholders in November 2001. Under the 2001 incentive compensation plan, an aggregate of 2,304,590 shares of common stock as of the end of fiscal 2005 may be issued pursuant to the granting of options to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, or the granting of dividend equivalents. On the first day of each calendar quarter, an additional number of shares equal to 1 1/2% of the total number of shares then outstanding will be added to the number of shares that may be subject to the granting of awards. As of June 25, 2005, options to purchase 3,780,831 shares of our common stock were outstanding under the 2001 incentive compensation plan and 746,860 shares had been issued upon exercise of outstanding options.
2001 Employee Stock Purchase Plan
     Our 2001 employee stock purchase plan is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in February 2001 and approved by our stockholders in November 2001. One million shares of our common stock were initially reserved for issuance under the plan. An annual increase is made equal to the lesser of 500,000 shares, 1% of all shares of common stock outstanding, or a lesser amount determined by the Board of Directors. As of June 25, 2005, there were 706,391 shares reserved for issuance under the plan. During fiscal 2005, 198,251 shares of common stock were issued under the plan.
401(k) Retirement Savings Plan
     In July 1991, we adopted a 401(k) retirement savings plan for which our employees generally are eligible. The plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 25% of total annual compensation or the annual limit permitted by law and to have those funds contributed to the plan. We provide matching funds of 20% of the employee’s contribution up to a maximum of $2,800.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1996 stock option plan, 2000 nonstatutory stock option plan, and 2001 incentive compensation plan as of June 25, 2005.

			(c) Number of Securities
			Remaining Available for
	(a) Number of	(b) Weighted-	Future Issuance Under
	Securities to be	Average Exercise	Equity Compensation
	Issued Upon Exercise	Price of	Plans (Excluding
	of Outstanding	Outstanding	Securities Reflected in
Plan Category	Options	Options	Column(a))
Equity Compensation Plans Approved by Stockholders	5,317,932	$11.05	2,529,471

Equity Compensation Plans Not Approved By Stockholders	108,334	$5.67	35,667

Total	5,426,266	$10.94	2,565,138

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Introduction
     The Compensation Committee of the Board of Directors of our company consists exclusively of non-employee directors. The committee is responsible for reviewing and establishing compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The committee generally reviews base salary levels for executive officers at the beginning of each fiscal year and sets actual bonuses at the end of each fiscal year based upon individual executive performance and the performance of our company.
     Richard L. Sanquini is the Chairman of the committee, and Federico Faggin and Keith B. Geeslin are the other committee members.
Philosophy
     Our executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term company performance, as well as individual performance. The committee uses its discretion to establish executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.
Compensation Program
     The primary components of executive compensation consist of base salary, annual incentive bonuses, and stock option grants.
      Base Salary
     The committee establishes salaries for executive officers based on the overall performance of our company, an evaluation of individual executive performance, and industry data. The committee makes final decisions on any adjustments to the base salary for executives in conjunction with the recommendations of the Chief Executive Officer. The committee’s evaluation of the recommendations of the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. Base salaries for the executive officers were increased in fiscal 2005 to an extent reflecting market factors.
      Annual Incentive Bonuses
     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. After the first half of the year and upon the close of each fiscal year, executive management and the committee conduct an assessment of company and individual performance achieved versus company and individual performance objectives. This assessment may include but not be limited to individual responsibility, performance, and compensation level. Simultaneously, the Board of Directors conducts an assessment of our company’s overall performance to date, which may include but not be limited to the achievement of sales, operating income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.
     Based on both individual performances and the assessment of our company’s overall performance in fiscal 2005, bonuses were awarded to our named executive officers as set forth under “Executive Compensation — Summary Compensation Table.”
      Stock Option Grants
     Our company grants stock options periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under each stock option plan, the Board of Directors is specified to act as the plan administrator, although the Board of Directors has authorized the Compensation Committee to make decisions regarding grants of options to senior officers and employees of and consultants to our company. In general, stock options are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the plan administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for newly hired employees. The vesting schedule is generally 25% on the first anniversary of the grant date and 1/48th of the total shares each month thereafter in order to encourage optionholders to continue in the employ of our company. Certain officers and key employees may sometimes have longer vesting schedules with vesting starting two or more years after the grant date. In fiscal 2005, the issuance of stock options to certain executive officers and other employees was authorized, including those to our named executive officers as set forth under “Executive Compensation — Option Grants in Last Fiscal Year.”
      Benefits
     Our company provides various employee benefit programs to executive officers, including medical, dental, vision, life, and disability insurance benefits, a 401(k) retirement savings plan, and an employee stock purchase plan. These benefits are generally available to all employees of our company.
      Chief Executive Officer Compensation
     The committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Francis F. Lee, the Chief Executive Officer of our company. The committee’s evaluation of Mr. Lee’s base salary is subjective, with no particular weight assigned to any one factor. Based upon an assessment of individual and overall company performance in fiscal 2005, the committee also determined that Mr. Lee would receive a $770,000 bonus for fiscal 2005.
Compliance with Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Our company structures the performance-based portion of the compensation of executive officers in a manner that complies with Section 162(m).
     This report has been furnished by the Compensation Committee to the Board of Directors.
Richard L. Sanquini, Chairman
Federico Faggin
Keith B. Geeslin
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Our Compensation Committee consists of Messrs. Faggin, Geeslin, and Sanquini. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company.

AUDIT COMMITTEE REPORT
     The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Keith B. Geeslin, Richard L. Sanquini, and W. Ronald Van Dell. Each of the committee members is “independent” of our company and management, as that term is defined in Nasdaq rules.
     The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.
     The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our company’s internal controls, and the overall quality of the financial reporting. The committee held four meetings with management of our company, all of which were attended by our independent auditor, with respect to the company’s financial statements and audit or quarterly review procedures.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended June 25, 2005 for filing with the SEC. The committee also has selected our company’s independent auditor.
     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as Appendix A to this proxy statement.
     The report has been furnished by the Audit Committee of the Board of Directors.
Keith B. Geeslin, Chairman
Richard L. Sanquini
W. Ronald Van Dell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended June 25, 2005, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for the period from our initial public offering through the fiscal year ended June 25, 2005 for (1) our common stock, (2) the Nasdaq Composite Index, and (3) the Nasdaq Computer Index. The graph assumes an investment of $100 on January 29, 2002, the date on which our common stock began trading on Nasdaq as a result of our initial public offering. The calculations of cumulative stockholder return on the Nasdaq Composite Index and the Nasdaq Computer Index include reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. Historical performance is not necessarily indicative of future performance.
COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN
Among Synaptics Incorporated, The Nasdaq Composite Index, and The Nasdaq Computer Index

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding the beneficial ownership of our common stock on September 1, 2005 by (1) each director; (2) the named executive officers as set forth under “Executive Compensation”; (3) all directors and executive officers as a group; and (4) each person or entity known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent(2)
Directors and Executive Officers:
Federico Faggin (3)	1,156,199	4.7%
Francis F. Lee (4)	1,096,141	4.4%
Donald E. Kirby (5)	254,470	1.0%
Shawn P. Day, Ph.D. (6)	160,917	*
Russell J. Knittel (7)	165,058	*
Thomas D. Spade (8)	53,269	*
Keith B. Geeslin (9)	47,604	*
Richard L. Sanquini (10)	24,942	*
W. Ronald Van Dell (11)	25,877	*
All directors and executive officers as a group (13 persons) (12)	3,323,593	12.7%

5% Stockholders:
D.E. Shaw Meniscus Portfolios, L.L.C. and affiliates (13)	1,709,794	7.1%
Raj Rajaratnam and affiliates (14)	1,461,319	6.0%
T. Rowe Price Associates, Inc. (15)	1,388,200	5.7%
Barclays Global Investors, N.A. and affiliates (16)	1,316,140	5.4%
Trafelet & Company, LLC (17)	1,305,000	5.4%

*	Less than 1%.

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached at 3120 Scott Blvd., Suite 130, Santa Clara, California 95054. The numbers and percentages shown include the shares of common stock actually owned as of September 1, 2005 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)	The percentages shown are calculated based on 24,184,087 shares of common stock outstanding on September 1, 2005. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of September 1, 2005 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Includes an aggregate of 1,000 shares held by Mr. Faggin’s son, 100,000 shares held by 1999 Faggin Trust fbo Eric Faggin, and 181,641 shares issuable upon exercise of vested stock options. Mr. Faggin disclaims beneficial ownership of the shares held by his son, and this proxy statement shall not be deemed to be an admission that Mr. Faggin is the beneficial owner of these shares for any purpose.

(4)	Includes 4,000 shares held by Mr. Lee’s daughter, 8,000 shares held by Mr. Lee as custodian for his children, 26,134 shares held by Francis F. Lee and Evelyn C. Lee as Co-Trustees of the Lee 1999 Living Trust, 90,433 shares held by Evelyn C. Lee, Trustee of the Evelyn Lee 2002 Irrevocable Trust, 90,433 shares held by Francis F. Lee, Trustee of the Francis Lee 2002 Irrevocable Trust, and 868,331 shares issuable upon exercise of vested stock options. Mr. Lee disclaims beneficial ownership of the shares held by his daughter, and this proxy statement shall not be deemed to be an admission that Mr. Lee is the beneficial owner of these shares for any purpose.

(5)	Includes 228,018 shares issuable upon exercise of vested stock options.

(6)	Includes 93,060 shares issuable upon exercise of vested stock options.

(7)	Includes 160,289 shares issuable upon exercise of vested stock options.

(8)	Includes 49,464 shares issuable upon exercise of vested stock options.

(9)	Includes 36,406 shares issuable upon exercise of vested stock options.

(10)	Includes 200 shares held by Richard L. Sanquini as trustee of the Sanquini 2002 Living Trust, 5,100 shares held by Richard L. Sanquini’s spouse as trustee of the Sanquini 2002 Living Trust, and 19,634 shares issuable upon exercise of vested stock options.

(11)	Includes 25,677 shares issuable upon exercise of vested stock options.

(12)	Includes 1,981,848 shares issuable upon exercise of vested stock options.

(13)	The information is as reported on Schedule 13G as filed April 25, 2005. The address of D.E. Shaw & Co., L.P. and affiliates is 120 W. 45th Street, Tower 45, 39th Floor, New York, NY 10036. The shares are owned by various individuals or entities affiliated with D.E. Shaw & Co., L.P as follows: (i) 1,330,032 shares in the name of D.E. Shaw Meniscus Portfolios, L.L.C., (ii) 25,600 shares in the name of D.E. Shaw Investment Group, L.L.C., (iii) 7,800 shares that D.E. Shaw Investments, L.P. has the right to acquire through the exercise of listed call options, (iv) 275,862 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., and (v) 70,500 shares that D.E. Shaw Valence, L.L.C. has the right to acquire through the exercise of listed call options. D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the investment adviser of D.E. Shaw Meniscus Portfolios, L.L.C., the managing member and investment adviser of D.E. Shaw Investment Group, L.L.C. and D.E. Shaw Valence Portfolios, L.L.C., the general partner of D.E. Shaw Investments, L.P., and the managing member of D.E. Shaw Valence, L.L.C. Mr. David E. Shaw, as the President and sole shareholder of D.E. Shaw & Co., Inc., may be deemed to have shared power to vote or direct the vote of, and the shares power to dispose or direct the disposition of, the 1,709,794 shares described and therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 1,709,794 shares.

(14)	The information is as reported on Schedule 13G as filed April 26, 2005. The shares are owned by various entities affiliated with Mr. Ragaratnam as follows: (i) 1,461,319 shares may be deemed to be beneficially owned by Raj Rajaratnam, Galleon Management, L.P., and Galleon Management, L.L.C., (ii) 261,048 shares are held by Galleon Advisors, L.L.C., (iii) 207,348 shares are held by Galleon Captains Partners, L.P., (iv) 878,941 shares are held by Galleon Captains Offshore, Ltd., (v) 31,550 shares are held by Galleon Technology Partners II, L.P., (vi) 118,450 shares are held by Galleon Technology Offshore, Ltd., (vii) 16,800 shares are held by Galleon Explorers Partners, L.P., (viii) 78,200 shares are held by Galleon Explorers Offshore, Ltd., (ix) 5,350 shares are held by Galleon Communications Partners, L.P., (x) 24,650 shares are held by Galleon Communications Offshore, Ltd., and (xi) 100,030 shares are held by Galleon Buccaneers Offshore, Ltd. The address of Galleon Management, L.P. is 135 East 57th Street, 16th Floor, New York, NY 10022. Pursuant to the partnership agreement of Galleon Captains Partners, L.P., Galleon Technology Partners II, L.P., Galleon Explorers Partners, L.P., and Galleon Communications Partners, L.P., Galleon Management, L.P. and Galleon Advisors, L.L.C. share all investment and voting power with respect to the securities held by Galleon Captains Partners, L.P., Galleon Technology Partners II, L.P., Galleon Explorers Partners, L.P., and Galleon Communications Partners, L.P., and pursuant to an investment management agreement, Galleon Management, L.P. has all investment and voting power with respect to the securities held by Galleon Captains Offshore, Ltd., Galleon Technology Offshore, Ltd., Galleon Communications Offshore, Ltd., Galleon Explorers Offshore, Ltd., and Galleon Buccaneers Offshore, Ltd. Raj Rajaratnam, as the managing member of Galleon Management, L.L.C., controls Galleon Management, L.L.C., which, as the general partner of Galleon Management, L.P., controls Galleon Management, L.P. Raj Rajaratnam, as the managing member of Galleon Advisors, L.L.C., also controls Galleon Advisors, L.L.C. The shares reported herein by Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. may be deemed beneficially owned as a result of the purchase of such shares by Galleon Captains Partners, L.P., Galleon Captains Offshore, Ltd., Galleon Technology Partners, L.P., Galleon Technology Offshore, Ltd., Galleon Explorers Partners, L.P., Galleon Explorers Offshore, Ltd., Galleon Communications Partners, L.P., Galleon Communications Offshore, Ltd., and Galleon Buccaneers Offshore, Ltd., as the case may be. Each of Raj Rajaratnam, Galleon Management, L.P., Galleon Management, L.L.C., and Galleon Advisors, L.L.C. disclaims any beneficial ownership of the shares reported herein, except to the extent of any pecuniary interest therein. The address for Mr. Rajaratnam and the other affiliates is c/o Galleon Management, L.P., 135 East 57th Street, 16th Floor, New York, NY 10022.

(15)	The information is as reported on Amendment No. 2 to Schedule 13G/A as filed February 14, 2005. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(16)	The information is as reported on Schedule 13G as filed February 14, 2005. Barclays Global Investors, NA. (“Barclays”) and certain affiliates of Barclays, including Barclays Global Fund Advisors, Barclays Capital Securities Limited, Palomino Limited, were deemed to beneficially own in the aggregate 1,316,140 shares, primarily held in trust accounts for the benefit of the beneficiaries of those accounts. The address of Barclays is 45 Fremont Street, San Francisco, CA 94105.

(17)	The information is as reported on Schedule 13G as filed June 30, 2005. Mr. Remy W. Trafelet is the managing member of Trafelet & Company, LLC and therefore may be deemed to be the beneficial owner of the securities held by Trafelet & Company, LLC. The address for Trafelet & Company, LLC and Mr. Trafelet is 900 Third Avenue, 5th Floor, New York, NY 10022.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
     Our Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending June 24, 2006 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP ‘s independence.
Fees
     The aggregate fees billed to our company by KPMG LLP, for the fiscal years ended June 25, 2005 and June 26, 2004, are as follows:

	2005	2004
Audit fees	$810,000	$206,600
Audit-related fees	165,000	95,000
Tax fees (1)	316,068	474,412
All other fees	—	—

Total fees	$1,291,068	$776,012

(1)	Includes for 2005 and 2004 tax preparation and compliance fees of $157,325 and $164,155 for 2005 and 2004, respectively.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending June 24, 2006 must be received by us no later than May 18, 2006, in order to be included in the proxy statement and form of proxy relating to such meeting.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2006, except in circumstances where (1) we receive notice of the proposed matter no later than August 1, 2006, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: September 21, 2005

Appendix A
CHARTER OF THE AUDIT COMMITTEE OF
SYNAPTICS INCORPORATED
Purpose and Scope
     This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Synaptics Incorporated (the “Company”). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:
•	the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

•	the Company’s systems of internal accounting and financial controls;

•	the independence and performance of the Company’s outside auditors; and

•	compliance by the Company with any legal compliance and ethics programs as may be established by the Board from time-to-time that could have a significant impact on the Company’s financial statements.
     In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company’s:
•	independent auditors,

•	internal audit staff, and

•	management.
     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.
     The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.
     The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company’s Proxy Statement for the Company’s annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.
Members of the Committee
     The Committee shall be comprised of at least three members of the Board. The members of the Committee shall meet all “independence” and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:
•	has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

•	is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.
     In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such individual’s financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the committee, provided that:
•	the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its stockholders, and

•	the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the committee, as such rules and regulations may be amended or supplemented from time-to-time.
Key Responsibilities and Processes
     The primary responsibility of the Committee is to provide oversight to the Company’s financial reporting process on behalf of the Board and to report the results of the Committee’s activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company’s financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.
1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.
2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s system to monitor and manage business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal auditing staff, and the independent auditors, with or without management present, as well as the Company’s Chief Financial Officer and other management personnel.
3. The Committee shall:
•	ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

•	discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

•	recommend that the Board take appropriate action to oversee the independence of the outside auditor.
4. Prior to the filing of the Company’s Quarterly Report on Form 10-Q, the Committee (as a whole or acting through the Committee chair) shall:
•	review the interim financial results to be included in the Form 10-Q with management and the independent auditors, and

•	discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards (“SAS”) No. 71, as such may be amended or supplemented from time to time.
5. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including discussing with the auditors’ their judgment about the quality, not just acceptability, of the Company’s accounting principles, the consistency of the Company’s accounting policies and their application, and the clarity and completeness of the Company’s financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.
6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s Proxy Statement to be delivered to shareholders in connection with the Company’s annual meeting of shareholders.
     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, if any, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s internal policies and procedures.
Dated: September 19, 2001

PROXY CARD
SYNAPTICS INCORPORATED
3120 SCOTT BLVD., SUITE 130
SANTA CLARA, CALIFORNIA 95054
2005 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of SYNAPTICS INCORPORATED, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 21, 2005, and hereby appoints Francis F. Lee and Russell J. Knittel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on Tuesday, October 18, 2005, at 1:00 p.m., local time, in the San Jose Room at the Network Meeting Center located at 5201 Great America Parkway, Santa Clara, California 95054, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed on the other side.)

     COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
SYNAPTICS INCORPORATED
October 18, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
™ Francis F. Lee
™ Richard L. Sanquini

☐	FOR THE NOMINEES

☐	WITHHOLD AUTHORITY FOR THE NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the company’s independent auditor for the fiscal year ending June 24, 2006.	☐	☐	☐
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors; FOR the ratification of the appointment of KPMG LLP as the company’s independent auditor for the fiscal year ending June 24, 2006; and as said proxies deem advisable on such other matters as may come before the meeting.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.